Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

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In re:	§	Chapter 11
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SAEXPLORATION HOLDINGS, INC., et al.,	§	Case No. 20-34306 (MI)
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Debtors.[1]	§	(Jointly Administered)
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FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE DEBTORS’ SECOND AMENDED CHAPTER 11 PLAN OF REORGANIZATION

The	above-captioned debtors and debtors in possession (collectively, the “Debtors”) having:

(a)

commenced the chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on August 27, 2020 (the “Petition Date”);

(b)	continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

(c)

Filed, on (i) August 28, 2020, the Debtors’ Chapter 11 Plan of Reorganization [Docket No. 14], (ii) September 15, 2020, the Debtors’ First Amended Chapter 11 Plan of Reorganization [Docket No. 137], (iii) November 1, 2020, the Debtors’ Second Amended Chapter 11 Plan of Reorganization [Docket No. 272], and (iv) December 8, 2020, the Debtors’ Second Amended Chapter 11 Plan of Reorganization, as Modified on December 8, 2020 [Docket No. 350] (as modified, amended, or supplemented from time to time, the “Plan”), attached hereto as Exhibit A;[2]

(d)

Filed, on (i) August 28, 2020, the Disclosure Statement for the Debtors’ Chapter 11 Plan of Reorganization [Docket No. 17]; (ii) September 10, 2020, the First Amended Disclosure Statement for the Debtors’ Chapter 11 Plan of Reorganization [Docket No. 107]; (iii) September 15, 2020, the Second Amended Disclosure Statement for the Debtors’ First Amended Chapter 11 Plan of Reorganization [Docket No. 139]; and (iv) November 1, 2020, the Third Amended Disclosure Statement for the Debtors’ Second Amended Chapter 11 Plan of Reorganization [Docket No. 274] (as modified, amended, or supplemented from time to time, the “Disclosure Statement”);

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are as follows: SAExploration Holdings, Inc. (7100), SAExploration Sub, Inc. (8859), SAExploration, Inc. (9022), SAExploration Seismic Services (US), LLC (5057), and NES, LLC. The address of the Debtors’ headquarters is: 16345 N. Promenade Blvd., Stafford, TX 77477.

[2]	Capitalized terms not otherwise defined herein have the same meanings as set forth in the Plan.

(e)

caused solicitation materials—including applicable Ballots (as defined below) and opt-out notices; the Amended Notice of (I) Commencement of Chapter 11 Cases, (II) Hearing on Approval of Disclosure Statement and Confirmation of Chapter 11 Plan, and (III) Objection Deadlines, and Summary of Debtors’ Chapter 11 Plan (the “Combined Hearing Notice”); Notice of Non-Voting Status (the “Non-Voting Notice”); Rights Offering Procedures and applicable subscription forms—to be distributed on September 18, 2020 and November 6, 2020, as applicable, and continuing thereafter, consistent with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Local Rules of the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Local Rules”), the Procedures for Complex Cases in the Southern District of Texas (the “Complex Case Procedures”), and the Conditional Disclosure Statement Order (as defined below), which Conditional Disclosure Statement Order also approved, among other things, the Solicitation Procedures (as defined below) and Confirmation Timeline (as defined below) and related notices, forms, and Ballots, as evidenced by, among other things, the Affidavit of Service of Solicitation Materials [Docket No. 214] and the Affidavit of Service of Solicitation Materials [Docket No. 335];

(f)

Filed, on November 24, 2020, the Notice of Filing Plan Supplement [Docket No. 336]; and (ii) on December 8, 2020, the Notice of Filing Amended Plan Supplement (collectively, and as modified, amended, or supplemented from time to time, the “Plan Supplement”);

(g)	Filed, on December 8, 2020, the Debtors’ Memorandum of Law in Support of Confirmation of the Debtors’ Chapter 11 Plan of Reorganization [Docket No. 353] (the “Confirmation Brief”);

(h)

Filed, on December 7, 2020, the Declaration of Emily Young of Epiq Corporate Restructuring, LLC, Regarding Voting and Tabulation of Ballots Cast on the Debtors’ First Amended Chapter 11 Plan of Reorganization [Docket No. 347] (as may be amended, modified, or supplemented, the “Voting Affidavit”); and

the Court having:

(a)

entered the Order (I) Conditionally Approving Disclosure Statement, (II) Approving Procedures for Solicitation and Tabulation of Votes to Accept or Reject Plan; (III) Approving Notices; (IV) Approving Rights Offering Procedures; and (V) Granting Related Relief [Docket No 143], which was subsequently amended on November 2, 2020 [Docket No. 292] (the “Conditional Disclosure Statement Order”) approving solicitation and tabulation procedures with respect to the Plan (the “Solicitation Procedures”), approving the forms of Ballots and manner of providing notice, and approving the dates and deadlines for solicitation and confirmation of the Plan (the “Confirmation Timeline”);

(b)

entered the Order (I) Setting Bar Dates for Filing Proofs of Claim, Including Requests for Payment Under Section 503(b)(9), (II) Establishing Amended Schedules Bar Date and Rejection Damages Bar Date, (III) Approving the Form of and Manner for Filing Proofs of Claim, Including Section 503(b)(9) Requests, and (IV) Approving Notice of Bar Dates [Docket No. 166] (the “Bar Date Order”);

(c)	set December 4, 2020, at 5:00 p.m. (prevailing Central Time) as the deadline for filing objections in opposition to the Plan (the “Plan Objection Deadline”);

(d)	set December 4, 2020, at 5:00 p.m. (prevailing Central Time) as the deadline for voting on the Plan, as set forth in the Conditional Disclosure Statement Order;

(e)

set December 10, 2020, at 11:15 a.m. (prevailing Central Time) as the date and time for the Combined Hearing on Final Approval of the Disclosure Statement and Confirmation of the Plan pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code;

(f)

reviewed the Plan, the Disclosure Statement, the Confirmation Brief, the Plan Supplement, the Voting Affidavit, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases;

(g)	held the Confirmation Hearing;

(h)	heard the statements, arguments, and objections made by counsel in respect of Confirmation;

(i)	considered all oral representations, testimony, documents, filings, and other evidence regarding Confirmation;

(j)	taken judicial notice of all pleadings and other documents filed, all orders entered, and all evidence and arguments presented in the Chapter 11 Cases; and

(k)	overruled any and all objections to the Plan and to Confirmation and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated herein.

NOW, THEREFORE, the Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of Confirmation and all evidence proffered or adduced by counsel at the Confirmation Hearing and the entire record of the Chapter 11 Cases established just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following Findings of Fact and Conclusions of Law and Orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A. Findings and Conclusions.

1. The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. The findings and conclusions of the Court pursuant to Bankruptcy Rule 7052 set forth in the record at the Confirmation Hearing are incorporated as if set forth herein. In accordance with Bankruptcy Rule 7052, to the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

B. Jurisdiction and Core Proceeding.

2. The Court has jurisdiction over the Chapter 11 Cases pursuant to section 1334 of title 28 of the United States Code. The Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. Confirmation of the Plan is a core proceeding within the meaning of section 157(b)(2) of title 28 of the United States Code, and the Court may enter a final order consistent with Article III of the United States Constitution.

C. Eligibility for Relief.

3. The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code.

D. Commencement and Joint Administration of the Chapter 11 Cases.

4. On the Petition Date, each of the Debtors commenced a chapter 11 case by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code. By prior order of the Court, the Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015 [Docket No. 22]. The Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Chapter 11 Cases. No committees have been appointed in the Chapter 11 Cases.

E. Burden of Proof—Confirmation of the Plan.

5. The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard.

F. Notice and Transmittal of Solicitation Materials; Adequacy of Solicitation Notices.

6. The Plan, the Plan Supplement, the Disclosure Statement, the Disclosure Statement Order, the Solicitation Procedures, the ballots for voting on the Plan (the “Ballots”), the Combined Hearing Notice, and the other materials distributed by the Debtors in connection with solicitation of votes on, and Confirmation of, the Plan (collectively, the “Solicitation

Materials”) were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, with the Bankruptcy Local Rules, and with the procedures set forth in the Conditional Disclosure Statement Order. Notice of the Confirmation Hearing was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases. The transmittal and service of the Solicitation Materials complied with the approved Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, was conducted in good faith, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and any other applicable rules, laws, and regulations. Because such transmittal and service were adequate and sufficient, no other or further notice is necessary or shall be required, and due, proper, timely and adequate notice of the Confirmation Hearing and Confirmation Materials has been provided in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and applicable non-bankruptcy law.

7. The period during which the Debtors solicited acceptances to the Plan was a reasonable and adequate period of time and the manner of such solicitation was an appropriate process for creditors to have made an informed decision to accept or reject the Plan.

G. Voting.

8. On December 7, 2020, the Debtors Filed the Voting Affidavit with the Court. As evidenced by the Voting Affidavit, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures, and the Bankruptcy Local Rules.

H. Good Faith Solicitation.

9. Based on the record before the Court in the Chapter 11 Cases, the Debtors, the Consenting Creditors, and the other Exculpated Parties have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures, and the Bankruptcy Local Rules in connection with the development of the Plan, all of their respective activities relating to the solicitation of acceptances to the Plan, their participation in the Chapter 11 Cases, and the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

I. Plan Supplement.

10. The filing and notice of the Plan Supplement was proper and in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Conditional Disclosure Statement Order, and the Solicitation Procedures and no other or further notice is or shall be required. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan as if set forth in full therein. Subject to the terms of the Plan, and only consistent therewith, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date (subject, in each case, to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement).

J. Objections.

11. To the extent that any objections, reservations of rights, statements, or joinders to Confirmation have not been resolved, withdrawn, waived, or settled prior to entry of this Confirmation Order or otherwise resolved herein or as stated on the record of the Confirmation Hearing, they are hereby overruled on the merits based on the record before this Court.

K. Bankruptcy Rule 3016.

12. The Plan is dated and identifies the Debtors as the Plan proponents, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement satisfied Bankruptcy Rule 3016(b).

L. Compliance with Bankruptcy Code Requirements—Section 1129(a)(1).

13. The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code, including, without limitations, sections 1122 and 1123 of the Bankruptcy Code.

(i)	Proper Classification—Sections 1122 and 1123.

14. The Plan satisfies the requirements of sections 1122(a) and 1123(a) of the Bankruptcy Code. Article III of the Plan provides for the separate classification of Claims and Interests into twelve (12) Classes at each Debtor (as applicable). Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, Holders. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to other Claims or Interests within that Class.

(ii)	Specified Unimpaired Classes—Section 1123(a)(2).

15. The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies that Claims, as applicable, in the following Classes (the “Unimpaired Classes”) are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code:

Class	Claim or Interest
1	Other Priority Claims
2	Other Secured Claims
3	Secured Tax Claims
7	PPP Loan Claim

16. Additionally, Article II of the Plan specifies that Allowed Administrative Claims, Professional Fee Claims, Priority Tax Claims, and statutory fees payable to the U.S. Trustee will be paid in full in accordance with the terms of the Plan, although these Claims are not classified under the Plan.

(iii) Specified Treatment of Impaired Classes—Section 1123(a)(3).3

17. The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan specifies that Claims and Interests, as applicable, in the following Classes (the “Impaired Classes”) are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes:

Class	Claim or Interest
4	Credit Agreement Claims
5	Term Loan Claims
6	Convertible Notes Claims
8	General Unsecured Claims
9	Section 510(b) Claims
12	SAE Holdings Interests

(iv) No Discrimination—Section 1123(a)(4).

18. The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. Article III of the Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest in accordance with the Plan.

[3]

Holders of Claims and Interests in Classes 10 and 11 are either (a) Unimpaired under the Plan and deemed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code or (b) Impaired and receiving no property or other distribution under the Plan and deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code.

(v)	Adequate Means for Plan Implementation—Section 1123(a)(5).

19. The Plan and the various documents included in the Plan Supplement provide adequate and proper means for implementation of the Plan, including, without limitation: (a) the restructuring of the Debtors’ balance sheet and other financial transactions provided for by the Plan; (b) the implementation of the New Organizational Documents; (c) entry into and implementation of the First Lien Exit Facility and First Lien Exit Facility Documents; (d) entry into and implementation of the Second Lien Exit Facility (together with the First Lien Exit Facility, the “Exit Facilities”) and the Second Lien Exit Facility Documents (together with the First Lien Exit Facility Documents, the “Exit Facility Documents”); (e) the consummation of the Restructuring Transactions in accordance with the Restructuring Support Agreement and the Plan; (f) the issuance of the New Equity; (g) the cancellation of certain existing agreements, obligations, instruments, and Interests; (h) the vesting of the assets of the Debtors’ Estates in the Reorganized Debtors; (i) the implementation of the Management Incentive Plan and other employee agreements; and (j) the execution, delivery, filing, or recording of all contracts, instruments, releases, and other agreements or documents in furtherance of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

(vi)	Voting Power of Equity Securities—Section 1123(a)(6).

20. The New Organizational Documents prohibit the issuance of non-voting equity securities, contain reasonable and appropriate provisions regarding the appointment of the members of the New Boards, and provide an appropriate distribution of voting power among the several classes of equity securities possessing such power. As such, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

(vii)	Designation of Directors and Officers—Section 1123(a)(7).

21. The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. To the extent known, the Reorganized Debtors’ initial directors and officers have been disclosed in the Plan Supplement, which is consistent with the interests of creditors and equity holders and public policy and satisfies section 1123(a)(7) of the Bankruptcy Code.

(viii)	Impairment/Unimpairment of Classes—Section 1123(b)(1).

22. The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan renders each Class of Claims and Interests Impaired or Unimpaired.

(ix)	Assumption and Rejection of Executory Contracts and Unexpired Leases—Section 1123(b)(2).

23. The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Article V of the Plan provides for the assumption of the Debtors’ Executory Contracts and Unexpired Leases as of the Effective Date, other than those Executory Contracts or Unexpired Leases: (1) that are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases; (2) that have been previously rejected by a Final Order; (3) that are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Effective Date; or (4) that are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date.

(x)	Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action—Section 1123(b)(3).

24. The Plan is consistent with section 1123(b)(3) of the Bankruptcy Code. In accordance with section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration of the distributions, settlements, and other benefits provided under the Plan, except as stated otherwise in the Plan, the provisions of the Plan constitute a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, subordination, and other legal rights that a Holder may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim, including, without limitation:

a.	the potential objections to the Plan raised by the Ad Hoc Committee of Term Lenders;

b.	the valuation of the Reorganized Debtors’ enterprise, including the value of any unencumbered assets;

c.

any dispute regarding the application of the equities of the case exception under section 552(b) of the Bankruptcy Code or surcharge under section 506(c) of the Bankruptcy Code in respect of the Credit Agreement Claims, Term Loan Claims, and the Convertible Notes Claims;

d.

the amount of the Credit Agreement Claims, Term Loan Claims, and the Convertible Notes Claims and such Holders’ Allowed Claims, and the extent, validity, and enforceability of the Liens securing such Claims;

e.

the amount of adequate protection claims held by the Prepetition Credit Agreement Lenders, the Prepetition Term Loan Lenders, and the Prepetition Convertible Noteholders under the Cash Collateral Orders;

f.	any challenges to Cash transfers;

g.	any challenges to transfers made by the Debtors to any related Entities or to any Holders of Credit Agreement Claims, Term Loan Claims, or Convertible Notes Claims;

h.	the releases, exculpations, and injunctions provided in the Plan; and

i.	any claims for payment of administrative expenses as a substantial contribution under section 503 of the Bankruptcy Code (collectively, the “Settled Issues”).

25. The compromise and settlement of such Claims and Interests embodied in the Plan and unimpairment of other Classes identified in the Plan are in the best interests of the Debtors, the Estates, and all Holders, and are fair, equitable, and reasonable.

26. Article VIII.E of the Plan describes certain releases granted by the Debtors (the “Debtor Releases”). The Debtors have satisfied the business judgment standard with respect to the propriety of the Debtor Releases. Such releases are a necessary and integral element of the Plan, and are fair, reasonable, and in the best interests of the Debtors, the Estates, and the Holders. Also, the Debtor Releases are: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the Claims released by Article VIII.E of the Plan; (c) given, and made, after due notice and opportunity for hearing; and (d) a bar to any of the Debtors asserting any Claim or Cause of Action released by Article VIII.E of the Plan. Additionally, the Debtor Releases are “fair and equitable” and “in the best interests of the estate” considering (i) the probability of success in litigation of the released claims given uncertainty in fact and law with respect to the claims; (ii) the complexity and likely duration and expense of litigating the released claims; and (iii) the arm’s-length negotiations with key constituents which produced the settlement. The Debtor Releases are consistent with established practice in this jurisdiction and others.

27. Article VIII.F of the Plan describes certain releases granted by the Releasing Parties (the “Third-Party Release”). The Third-Party Release provides finality for the Debtors, the Reorganized Debtors, and the Released Parties regarding the parties’ respective obligations under the Plan and with respect to the Reorganized Debtors. The Opt-Out Form sent to all Holders of Claims and Interests and the Ballots sent to all Holders entitled to vote on the Plan, in each case, unambiguously stated that the Plan contains the Third-Party Release. Such release is a necessary and integral element of the Plan, and is fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and all Holders. The Third-Party Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the claims released by the Third-Party Release; (c) in the best interests of the Debtors and all Holders; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release. The Third-Party Release is consistent with established practice in this jurisdiction and others.

28. The exculpation, described in Article VIII.G of the Plan (the “Exculpation”), is appropriate under applicable law because it was proposed in good faith, was formulated following extensive good-faith, arm’s-length negotiations with key constituents, and is appropriately limited in scope. Each Exculpated Party has participated in the Debtors’ restructuring and the Chapter 11 Cases in good faith. The Exculpation, including its carve-out for actual fraud, willful misconduct, or gross negligence, is consistent with established practice in this jurisdiction and others.

29. The injunction provision set forth in Article VIII.H of the Plan is necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Releases, the Third-Party Release, and the Exculpation, and is narrowly tailored to achieve this purpose.

30. Article IV.L of the Plan appropriately provides that the Reorganized Debtors will retain, and may enforce, all rights to commence and pursue, as appropriate, any and all Causes of Action except for Causes of Action that have been expressly waived, settled, or otherwise released as provided in Article VIII of the Plan, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplements, and such rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, in accordance with section 1123(b)(3)(B) of the Bankruptcy Code. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Causes of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Court order, including, without limitation, pursuant to Article VIII of the Plan, the Debtors or Reorganized Debtors, as applicable, expressly reserve all Causes of Action for later adjudication, and therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to Article IV.L of the Plan include any claim or Cause of Action with respect to, or against, a Released Party that is released pursuant to Article VIII.E or VIII.F or exculpated pursuant to Article VIII.G of the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, except as otherwise provided in the Plan, any Causes of Action that a Debtor may hold against any Entity shall vest in the applicable Reorganized Debtor. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Court.

31. The provisions regarding the preservation of Causes of Action in the Plan, including the Plan Supplement, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and Holders. Further, the Plan, the Disclosure Statement, and the Plan Supplement provide sufficient notice of retention of the Causes of Action under applicable Fifth Circuit law.

32. The release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates described in Article VIII.D of the Plan (the “Lien Release”) is necessary to implement the Plan. The provisions of the Lien Release are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors, the Estates, and Holders.

(xi)	Additional Plan Provisions—Section 1123(b)(6).

33. The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code, including, without limitation, provisions for (a) distributions to Holders, (b) resolution of Disputed Claims, (c) allowance of certain Claims, and (d) retention of jurisdiction by the Court. The failure to address any provisions of the Bankruptcy Code specifically in this Confirmation Order shall not diminish or impair the effectiveness of this Confirmation Order.

(xii)	Cure of Defaults—Section 1123(d).

34. Article V.C of the Plan provides for the satisfaction of Cure Claims associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. The cure amounts identified in the Cure Notices distributed to applicable counterparties, represent the amount, if any, that the Debtors shall pay in full and complete satisfaction of such Cure Claims. Any disputed cure amounts will be determined in accordance with the procedures set forth in Article V.C of the Plan and applicable bankruptcy and non-bankruptcy law. As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts and Unexpired Leases in compliance with section 365(b)(1) of the Bankruptcy Code. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

M. Debtors’ Compliance with the Bankruptcy Code—Section 1129(a)(2).

35. The Debtors have complied with the applicable provisions of the Bankruptcy Code and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:

a.	is an eligible debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code;

b.	has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and

c.

has complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Bankruptcy Local Rules, any applicable non-bankruptcy law, rule and regulation, the Disclosure Statement Order, and all other applicable law, in transmitting the Confirmation Materials, and related documents and notices, and in soliciting and tabulating the votes on the Plan.

N. Plan Proposed in Good Faith—Section 1129(a)(3).

36. The Plan (including the Plan Supplement and all other documents and agreements necessary to effectuate the Plan) satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In so determining, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan, the Restructuring Support Agreement, the process leading to Confirmation, including the support of Consenting Creditors holding the overwhelming majority of the Debtors’ prepetition funded debt in favor of the Plan, and the transactions to be implemented pursuant thereto, including the Settled Issues. The Debtors’ Chapter 11 Cases were Filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Restructuring Transactions, reorganize, and emerge from chapter 11 with a financially delivered capital structure that will allow them to conduct their businesses and satisfy their ongoing obligations with adequate liquidity and capital resources.

O. Payment for Services or Costs and Expenses—Section 1129(a)(4).

37. Any payment made or to be made by the Debtors, or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

P. Directors, Officers, and Insiders—Section 1129(a)(5).

38. The Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code. The Plan Supplement, as amended, discloses, to the extent known, the identity of the individuals proposed to serve as the initial directors and officers of the Reorganized

Debtors, and the identity, title, and nature of any compensation for any insider who will be employed or retained by the Reorganized Debtors. The proposed directors and officers for the Reorganized Debtors are qualified, and the appointments to, or continuance in, such offices by the proposed directors and officers is consistent with the interests of the Holders and with public policy.

Q. No Rate Changes—Section 1129(a)(6).

39. Section 1129(a)(6) of the Bankruptcy Code is not applicable to the Chapter 11 Cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.

R. Best Interest of Creditors—Section 1129(a)(7).

40. The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. Each Holder of an Impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

41. The liquidation analysis attached to the Disclosure Statement and the other evidence related thereto in support of the Plan that was proffered or adduced at or prior to the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analyses or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that Holders of Allowed Claims or Interests in every Class will recover as much or more under the Plan on account of such Claim or Interest, as of the Effective Date, than the amount such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Accordingly, the Plan satisfies the “best interest” test under section 1129(a)(7) of the Bankruptcy Code.

S. Acceptance by Certain Classes—Section 1129(a)(8).

42. The Plan satisfies the requirements of section 1129(a)(8) of the Bankruptcy Code. Classes 1 (Other Priority Claims), 2 (Other Secured Claims), 3 (Secured Tax Claims), and 7 (PPP Loan Claim) constitute Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. The Voting Classes 4 (Credit Agreement Claims) and 5 (Term Loan Claims) have voted to accept the Plan. Holders of Claims and Interests in Classes 6 (Convertible Notes Claims), 8 (General Unsecured Claims), 9 (Section 510(b) Claims) and 12 (SAE Holdings Interests) constitute Impaired Classes and are conclusively presumed to have rejected the Plan in accordance with section 1126(g) of the Bankruptcy Code. Holders of Claims and Interests in Classes 10 (Intercompany Claims) and 11 (Intercompany Interests) are either Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated) or are Impaired and deemed to reject the Plan (to the extent cancelled), and, in either event, are not entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code.

T. Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code—Section 1129(a)(9).

43. The treatment of Allowed Administrative Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, and statutory fees payable to the U.S. Trustee under Article II of the Plan, and of Allowed Other Priority Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

U.	Acceptance by At Least One Impaired Class—Section 1129(a)(10).

44. The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced by the Voting Affidavit, Classes 4 (Credit Agreement Claims) and 5 (Term Loan Claims), each of which is Impaired, voted to accept the Plan by the requisite numbers and amounts of Claims, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), specified under the Bankruptcy Code. Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code have been satisfied.

V.	Feasibility—Section 1129(a)(11).

45. The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. The financial projections attached to the Disclosure Statement and the other evidence supporting Confirmation of the Plan proffered or adduced by the Debtors at or prior to the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, except as provided in the Plan; and (e) establish that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan.

W.	Payment of Fees—Section 1129(a)(12).

46. The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article II.D of the Plan provides for the payment of all fees payable by the Debtors under section 1930(a) of title 28 of the United States Code.

X.	Continuation of Employee Benefits—Section 1129(a)(13).

47. The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. Article IV.O of the Plan provides that from and after the Effective Date, the payment of all retiree benefits, as defined in section 1114 of the Bankruptcy Code, if any, will continue in accordance with applicable law.

Y.	Non-Applicability of Certain Sections—Sections 1129(a)(14), (15), and (16).

48. Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases. The Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations.

Z.	Only One Plan—Section 1129(c).

49. The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan before the Court in the Chapter 11 Cases.

AA.	Principal Purpose of the Plan—Section 1129(d).

50. The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

BB.	Not Small Business Cases—Section 1129(e).

51. The Chapter 11 Cases are not small business cases, and accordingly section 1129(e) of the Bankruptcy Code is inapplicable to the Chapter 11 Cases.

CC.	Good Faith Solicitation—Section 1125(e).

52. The Exculpated Parties have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to support and Consummation of the Plan, including the negotiation of certain modifications to the Plan to reflect a global settlement between the Debtors and the Consenting Creditors; the execution, delivery, and performance of the Restructuring Support Agreement, the Exit Facilities, the Exit Facility Documents, the New Organizational Documents, the New Equity, and the Management Incentive Plan; and solicitation of acceptances of the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

DD.	Satisfaction of Confirmation Requirements.

53. Based on the foregoing, all other pleadings, documents, exhibits, statements, declarations, and affidavits Filed in connection with confirmation of the Plan, and all evidence and arguments made, proffered, or adduced at the Confirmation Hearing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

EE.	Likelihood of Satisfaction of Conditions Precedent to the Effective Date.

54. Without limiting or modifying the rights of any party set forth in Article IX.B or IX.C of the Plan, each of the conditions precedent to the Effective Date, as set forth in Article IX.B of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article IX.C of the Plan.

FF.	Implementation.

55. The terms of the Plan, including, without limitation, the Plan Supplement, and all exhibits and schedules thereto, and all other documents Filed in connection with the Plan, and/or executed or to be executed in connection with the transactions contemplated by the Plan, including the Exit Facility Documents, and all amendments and modifications of any of the foregoing made pursuant to the provisions of the Plan governing such amendments and modifications (collectively, the “Plan Documents”) are incorporated by reference, are approved in all respects, and constitute an integral part of the Plan and this Confirmation Order. Notwithstanding anything to the contrary in this Confirmation Order, including this Confirmation Order’s incorporation or approval of the Plan Documents, nothing in this Confirmation Order shall alter, modify or amend—and any and all Plan Documents remain subject to—the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement.

GG.	Binding and Enforceable.

56. The Plan and the Plan Documents have been negotiated in good faith and at arm’s length and, subject to the occurrence of the Effective Date and the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, shall bind any Holder and such Holder’s respective successors and assigns, whether or not such Holder’s Claim or Interest is Impaired under the Plan, whether or not such Holder has accepted the Plan, and whether or not such Holder is entitled to a distribution under the Plan. Subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the Plan and Definitive Documentation constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms. Pursuant to section 1142(a) of the Bankruptcy Code, the Plan and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

HH.	Disclosure of Facts.

57. The Debtors have disclosed all material facts regarding the Plan, including with respect to consummation of the Exit Facility Documents, the New Equity, the New Organizational Documents, and the Management Incentive Plan, and the fact that each applicable Debtor will emerge from its Chapter 11 Case as a validly existing corporation, limited liability company, partnership, or other form, as applicable, with separate assets, liabilities, and obligations.

II.	Good Faith.

58. The Debtors, the Exculpated Parties, the Released Parties, and the Releasing Parties have been and will be acting in good faith if they proceed to: (a) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby in accordance with the Restructuring Support Agreement; and (b) take the actions authorized and directed by this Confirmation Order to reorganize the Debtors’ businesses and effect the Exit Facilities, Exit Facility Documents, the New Equity, the New Organizational Documents, the Management Incentive Plan, and the other Restructuring Transactions.

JJ.	Vesting of Assets.

59. Except as otherwise provided in the Plan, this Confirmation Order, or any agreement, instrument, or other document incorporated therein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, privileges, Causes of Action, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

KK.	The First Lien Exit Facility.

60. The First Lien Exit Facility is an essential element of the Plan, is necessary for Confirmation and the Consummation of the Plan, and is critical to the overall success and feasibility of the Plan. Entry into the First Lien Exit Facility is in the best interests of the Debtors, their Estates, and all Holders. The Debtors have exercised reasonable business judgment in determining to enter into the First Lien Exit Facility and have provided sufficient and adequate notice of the material terms of the First Lien Exit Facility, which material terms were Filed as part of the Plan Supplement. The terms and conditions of the First Lien Exit Facility are fair and reasonable, and the First Lien Exit Facility was negotiated in good faith and at arm’s length. Subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the Debtors and Reorganized Debtors, as applicable, are authorized, without further approval of the Court or any other party, to execute and deliver all agreements, guarantees, instruments, mortgages, control agreements, certificates, and other documents relating to the First Lien Exit Facility and the First Lien Exit Facility Documents to perform their obligations thereunder, including, without limitation, the payment or reimbursement of any fees, expenses, losses, damages, or indemnities.

LL.	The Second Lien Exit Facility.

61. The Second Lien Exit Facility is an essential element of the Plan, is necessary for Confirmation and the Consummation of the Plan, and is critical to the overall success and feasibility of the Plan. Entry into the Second Lien Exit Facility is in the best interests of the Debtors, their Estates, and all Holders. The Debtors have exercised reasonable business judgment in determining to enter into the Second Lien Exit Facility and have provided sufficient and adequate notice of the material terms of the Second Lien Exit Facility, which material terms were Filed as part of the Plan Supplement. The terms and conditions of the Second Lien Exit Facility are fair and reasonable, and the Second Lien Exit Facility was negotiated in good faith and at arm’s length. Subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the Debtors and Reorganized Debtors, as applicable, are authorized, without further approval of the Court or any other party, to execute and deliver all agreements, guarantees, instruments, mortgages, control agreements, certificates, and other documents relating to the Second Lien Exit Facility and the Second Lien Exit Facility Documents to perform their obligations thereunder, including, without limitation, the payment or reimbursement of any fees, expenses, losses, damages, or indemnities.

MM.	Professional Fees and Expenses of Consenting Creditors.

62. The payment of professional fees and expenses of the Consenting Creditors Professionals in each case as set forth in the Plan, are essential elements of the Plan that were negotiated in good faith and at arm’s length, and are appropriate, fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and Holders.

NN.	Issuance of New Equity.

63. All shares of New Equity issues under the Plan will be issued to the fullest extent permitted by section 1145 of the Bankruptcy Code without registration under the Securities Act and any other applicable securities laws. Subject to any restrictions in the New Organizational Documents, these Securities may be resold without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, subject to certain exceptions if the Holder is an “underwriter” with respect to such

Securities, as such term is defined in section 1145(b) of the Bankruptcy Code or an affiliate of the Reorganized Debtors, as defined in Rule 144(a)(1) under the Securities Act. In addition, Securities that are exempt pursuant to section 1145 of the Bankruptcy Code generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states. The New Equity underlying the Management Incentive Plan, the New Equity issued pursuant to the Rights Offering and the New Equity issued pursuant to the First Lien Exit Facility Put Option Premium will be issued pursuant to an available exemption from registration under the Securities Act and other applicable law. The New Equity underlying the Management Incentive Plan will be exempt from the registration requirements of the Securities Act pursuant to section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder (if available) and/or Rule 701 of the Securities Act, and will be “restricted securities” subject to resale restrictions under applicable securities laws, and may not be resold, exchanged, assigned or otherwise transferred except pursuant to registration, or an applicable exemption from registration, under the Securities Act and other applicable law, subject to any restrictions in the New Organizational Documents. The New Equity issued pursuant to the Rights Offering and the New Equity issued pursuant to the First Lien Exit Facility Put Option Premium will be exempt from the registration requirements of the Securities Act pursuant to section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder (if available) and will be “restricted securities” subject to resale restrictions under applicable securities laws, and may not be resold, exchanged, assigned or otherwise transferred except pursuant to registration, or an applicable exemption from registration, under the Securities Act and other applicable law, subject to any restrictions in the New Organizational Documents. Any Persons receiving “restricted securities” under the Plan should consult with their own counsel concerning the availability of an exemption from registration for resale of these securities under the Securities Act and other applicable law.

64. Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Equity through the facilities of DTC, and presuming DTC agrees to such request, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Equity under applicable securities laws.

65. Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Equity issued under the Plan is exempt from registration and/or eligible for book-entry delivery, settlement, and depository services.

OO.	Management Incentive Plan.

66. The Debtors have provided sufficient and adequate notice of the terms of the Management Incentive Plan. The terms and conditions of the Management Incentive Plan have been negotiated in good faith and at arm’s length with the Debtors’ primary stakeholders. Subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the Management Incentive Plan is an essential element of the Plan, and the terms of the Management Incentive Plan and the payments contemplated therein are reasonable and comparable to the market. Subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the Management Incentive Plan is hereby approved in its entirety and the Debtors and the Reorganized Debtors, as applicable, are authorized, without further approval of the Court, to execute and deliver all agreements and other documents relating to the Management Incentive Plan.

PP.	PPP Loan

67. The failure of Texas Champions Bank and the Small Business Administration to object to the Plan constitutes consent to the Reorganized Debtors’ retention of the PPP Loan, and therefore the Debtors and Reorganized Debtors shall not be required to escrow any amounts related to the PPP Loan.

QQ.	Findings in Support of Ad Hoc Committee of Term Lenders Settlement.

68. In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Settlement Term Sheet, the provisions of the Settlement Term Sheet constitute a good faith compromise and settlement and achieve a beneficial and efficient resolution of Chapter 11 Cases for all parties in interest. Accordingly, this Confirmation Order shall constitute the Court’s approval of the Settlement Term Sheet as well as a finding by the Court that the Settlement Term Sheet is in the best interests of the Debtors, their Estates, and the Holders of Claims and Interests and are fair, equitable, and reasonable.

69. Based upon the representations and arguments of counsel to the Debtors and all other testimony either actually given or proffered and other evidence introduced at the Confirmation Hearing and the full record of the Chapter 11 Cases, this Confirmation Order constitutes the Court’s approval of the Settlement Term Sheet incorporated in the Plan and this Confirmation Order, because, among other things: (a) the Settlement Term Sheet reflects a reasonable balance between the possible success of litigation with respect to each of the settled claims and disputes, on the one hand, and the benefits of fully and finally resolving such claims and disputes and allowing the Debtors to expeditiously exit chapter 11, on the other hand; (b) absent the Settlement Term Sheet, there is a likelihood of complex and protracted litigation of the Ad Hoc Committee of Term Lenders’ claims with the attendant expense, inconvenience, and delay that have a possibility to derail the Debtors’ reorganization efforts; (c) each of the parties supporting the Settlement Term Sheet, including the Debtors, the Ad Hoc Group of Certain Consenting Creditors, and the Ad Hoc Committee of Term Lenders, are represented by counsel that is recognized as being knowledgeable, competent, and experienced; (d) the Settlement Term Sheet is the product of arm’s-length bargaining and good faith negotiations between sophisticated parties; and (e) the Settlement Term Sheet is fair, equitable, and reasonable and in the best interests of the Debtors, Reorganized Debtors, their respective Estates and property, creditors, and other parties in interest, will maximize the value of the Estates by preserving and protecting the ability of the Reorganized Debtors to continue operating outside of bankruptcy protection and in the ordinary course of business, and is essential to the successful implementation of the Plan. Further, the failure to implement the Settlement Term Sheet would impair the Debtors’ ability to confirm and implement the Plan. Based on the foregoing, the Settlement Term Sheet satisfies the requirements of applicable Fifth Circuit law for approval of settlements and compromises pursuant to Bankruptcy Rule 9019.

RR.	Executory Contracts and Unexpired Leases.

70. The Debtors have exercised sound business judgment in determining whether to assume or reject each of their Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, Article V of the Plan, and as set forth in the Plan Supplement. Except as set forth herein and/or in separate orders entered by the Court relating to assumption of Executory Contracts or Unexpired Leases, the Debtors have cured or provided adequate assurances that the Debtors will cure defaults (if any) under or relating to each Executory Contract or Unexpired Lease assumed under the Plan.

71. Nothing in the Plan or this Confirmation Order shall prevent a party to an Executory Contract or Unexpired Lease rejected pursuant to the Plan from filing a Proof of Claim based on such rejection within thirty (30) days following (a) entry of an order approving the rejection of such Executory Contract or Unexpired Lease (including this Confirmation Order) or (b) notice of any rejection that occurs after the Confirmation Hearing. Nothing in the Plan or this Confirmation Order shall prevent a party to an Executory Contract or Unexpired Lease assumed pursuant to the Plan, or otherwise, from continuing to prosecute an objection to the Cure Claim related to such assumed Executory Contract if such objection is timely Filed on or before the Plan Objection Deadline but not resolved before the Effective Date.

SS.	Retention of Jurisdiction.

72. Except as otherwise provided in any of the Plan Documents, the Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of, or related to, the Chapter 11 Cases and the Plan, including, without limitation, the matters set forth in Article XI of the Plan.

ORDER

IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

73. Confirmation of the Plan. The Plan is approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Supplement, are incorporated by reference into and are an integral part of this Confirmation Order.

74. Objections. All objections and all reservations of rights pertaining to Confirmation that have not been withdrawn, waived, or settled are overruled on the merits.

75. Plan Classification Controlling. The classification of Claims and Interests for purposes of the distributions to be made thereunder shall be governed exclusively by the terms of the Plan. The classification set forth on the Ballots tendered to or returned by the Holders of Claims in connection with voting on the Plan: (a) were set forth thereon solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of Claims under the Plan for distribution of such Claim under the Plan for distribution purposes; and (c) shall not be binding on the Debtors except for voting purposes.

76. No Action Required. Under section 1142(b) of the Bankruptcy Code, no action of the respective directors, equity holders, managers, or members of the Debtors or the Reorganized Debtors is required to authorize the Debtors or the Reorganized Debtors, as applicable, to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the Restructuring Transactions, and any contract, assignment, certificate, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, including the Exit Facility Documents, the New Equity, the New Organizational Documents, and the Management Incentive Plan, and the appointment and election of the members of the New Boards.

77. Binding Effect. On the date hereof and after entry of this Confirmation Order and subject to the occurrence of the Effective Date and the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the Plan and the Plan Documents shall bind any Holder and such Holder’s respective successors and assigns, whether or not: (a) the Claim or Interest of such Holder is Impaired under the Plan; (b) such Holder has voted to accept or reject the Plan; (c) such Holder has failed to vote to accept or reject the Plan;

(d) such Holder is entitled to a distribution under the Plan; (e) such Holder will receive or retain any property or interests in property under the Plan; or (f) such Holder has Filed a Proof of Claim in the Chapter 11 Cases. Subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the Plan and the Plan Documents constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms. Pursuant to section 1142(a) of the Bankruptcy Code, the Plan and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law, subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement.

78. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan, this Confirmation Order, or in any agreement, instrument, or other document incorporated in the Plan (including the Exit Facilities, Exit Facility Documents, the New Equity, the New Organizational Documents, and the Management Incentive Plan), on the Effective Date, all property in each Estate of a Reorganized Debtor, all Causes of Action, and any property acquired by any of the Reorganized Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. To the extent that the retention by the Debtors or the Reorganized Debtors of assets held immediately prior to emergence in accordance with the Plan is deemed, in any instance, to constitute a “transfer” of property, such transfer of property to the Debtors or the Reorganized Debtors (a) is or shall be a legal, valid, and effective transfer of property, (b) vests or shall vest the Debtors or the Reorganized Debtors with good title to such property, free and clear of all Liens, Claims, charges, or other encumbrances, except as expressly provided in the Plan or this Confirmation Order, (c) does not and shall not constitute an avoidable transfer under the Bankruptcy Code or under applicable non-bankruptcy law, and (d) does not and shall not subject the Debtors or the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including by laws affecting successor or transferee liability.

79. Effectiveness of All Actions. All actions contemplated by the Plan, including all actions pursuant to, in accordance or in connection with the Exit Facility Documents, the New Equity, the New Organizational Documents, and the Management Incentive Plan are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtors or the Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or equity holders.

80. Restructuring Transactions. Subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the Debtors or the Reorganized Debtors, as applicable, are authorized to enter into and effectuate the Restructuring Transactions, including the entry into and consummation of the transactions contemplated by the Exit Facility Documents, the New Equity, the New Organizational Documents, and the Management Incentive Plan, and may take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, as and to the extent provided in the Plan and the Restructuring Support Agreement. Any transfers of assets or equity interests effected or any obligations incurred through the Restructuring Transactions are hereby approved and shall not constitute fraudulent conveyances or fraudulent transfers or otherwise be subject to avoidance. Except as otherwise provided in the Plan, each Reorganized Debtor, as applicable, shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, under the applicable law in the jurisdiction in which such applicable Debtor is incorporated or formed.

81. Cancellation of Notes, Instruments, Certificates, and Other Documents. On the Effective Date, except as otherwise provided herein or in the Plan, all notes, instruments, certificates, and other instruments or documents, directly or indirectly, evidencing any Claim or Interest shall be deemed cancelled and the obligations of the Debtors or Reorganized Debtors and any non-Debtor Affiliates thereunder or in any way related thereto shall be discharged.

82. Distributions. Subject to Article VI of the Plan, all amounts and securities necessary for the Debtors (on the Effective Date) or the Reorganized Debtors to make payments or distributions pursuant hereto shall be made as provided in the Plan, including through distributions of the New Equity. Any payment in Cash to be made pursuant to the Plan shall be made at the election of the Reorganized Debtors by check or by wire transfer.

83. Preservation of Rights of Action. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors retain and may enforce all rights to commence and pursue all such Causes of Action, as appropriate.

84. Subordination. Except as otherwise expressly provided in the Plan, this Confirmation Order, and any other order of the Court: (a) the classification and manner of satisfying all Claims and Interests under the Plan takes into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise; (b) all subordination rights that a Holder may have with respect to any distribution to be made under the Plan shall be discharged and terminated and all actions related to the enforcement of such subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights. For the avoidance of doubt, the Class Action Claims are classified in Class 9 (Section 510(b) Claims) and are subordinated to General Unsecured Claims pursuant to section 510(b) of the Bankruptcy Code.

85. Exit Facilities. On the Effective Date, the Reorganized Debtors are authorized to enter into the Exit Facilities on the terms set forth in the Exit Facility Documents and the Exit Facilities and all Liens and security interests to be granted in connection with the Exit Facility Documents (a) shall be legal, binding, and enforceable Liens on, and security interests in, the Collateral (as defined in the Exit Facility Documents) granted thereunder in accordance with the terms of the Exit Facility Documents, (b) shall be deemed automatically attached and perfected (or deemed continuing to be attached and perfected) on the Effective Date, and (c) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. Upon entry of this Confirmation Order, the Debtors’ entry into the Exit Facility Documents (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection therewith) shall be approved, to the extent not approved by the Court previously, and the Reorganized Debtors are authorized to execute and deliver those documents necessary to obtain the Exit Facilities, including the Exit Facility Documents, without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, in each case, subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement. Notwithstanding anything to the contrary in this Confirmation Order or Article XI of the Plan, after the Effective Date, any disputes arising under the Exit Facility Documents will be governed by the jurisdictional provisions therein. All Holders of Claims arising under the Prepetition Credit Agreement shall be deemed party to the Second Lien Exit Facility and deemed, without further notice or action, to have agreed to be bound by the Exit Facility Documents, as the same may be amended from time to time following the Effective Date in accordance with their terms.

86. New Organizational Documents. Subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the terms of the New Organizational Documents are approved in all respects. Subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the obligations of the applicable Reorganized Debtors related thereto, will, upon execution, constitute legal valid, binding, and authorized obligations of each of the Reorganized Debtors, as applicable, be enforceable in accordance with their terms and not in contravention of any state or federal law. On the Effective Date, without any further action by the Court or the directors, officers, or equity holders of any of the Reorganized Debtors, each Reorganized Debtor, as applicable, will be and is authorized to enter into the New Organizational Documents and all related documents to which such Reorganized Debtor is contemplated to be a party on the Effective Date. In addition, on the Effective Date, without any further action by the Court or the directors, officers or equity holders of any of the Reorganized Debtors, each applicable Reorganized Debtor will be and is authorized to: (a) issue the New Equity; (b) execute, deliver, file, and record any other contracts, assignments, certificates, instruments, agreements, guarantees, or other documents executed or delivered in connection with the New Organizational Documents; (c) perform all of its obligations under the New Organizational Documents; and (d) take all such other actions as any of the responsible officers of such Reorganized Debtor may determine are necessary, appropriate or desirable in connection with the consummation of the transactions contemplated by the New Organizational Documents, subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement.

87. Filing and Recording. This Confirmation Order is and shall be binding upon and shall govern the acts of all Entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument. Each and every federal, state, and local government agency is hereby directed to accept any and all documents and instruments necessary, useful, or appropriate (including financing statements under the applicable uniform commercial code) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any stamp tax or similar tax imposed by state of local law.

88. Management Incentive Plan. Subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the Management Incentive Plan is hereby approved in its entirety and shall be implemented on the Effective Date by the Reorganized Debtors without further actions by the New Board or the Court.

89. Authorization, Issuance, and Delivery of New Equity. On the Effective Date, the Reorganized Debtors are authorized to issue or cause to be issued the New Equity for distribution in accordance with the terms of the Plan and the Rights Offering Procedures without the need for any further board, stockholder or other corporate action. All of the New Equity issuable under the Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable. The Reorganized Debtors’ New Organizational Documents shall have provided for sufficient shares of authorized New Equity to effectuate the issuance of New Equity contemplated by and in connection with the Plan, including the Management Incentive Plan, and Reorganized Debtors shall issue or reserve for issuance a sufficient number of shares of New Equity to effectuate all such issuances. Each holder of New Equity shall be deemed, without further notice or action, to have agreed to be bound by the New Organizational Documents, as the same may be amended form time to time following the Effective Date in accordance with their terms. The New Organizational Documents shall be binding on all Entities receiving New Equity (and their respective successors and assigns), whether received pursuant to the Plan or otherwise and regardless of whether such Entity executes or delivers a signature page to any New Organizational Document. Notwithstanding the foregoing, the Debtors or the Reorganized Debtors, as applicable, with the consent of the Requisite Creditors, may condition the distribution of any New Equity issued pursuant to the Plan upon the recipient thereof duly executing and delivering to the Debtors or the Reorganized Debtors, as applicable, counter-signatures to the Stockholders Agreement.

90. Except as otherwise agreed by the Debtors and the Requisite Creditors prior to the Effective Date of the Plan, on the Effective Date, each holder of New Equity shall be deemed, without further notice or action, to have agreed to be bound by the New Organizational Documents, as the same may be amended from time to time following the Effective Date in accordance with their terms.

91. Directors and Officers of Reorganized Debtors. To the extent known, the Reorganized Debtors’ initial directors and officers have been disclosed in the Plan Supplement, including the identity of any insider that will be employed or retained by the Reorganized Debtors and the nature of any compensation of such insider. Based on the foregoing, the appointment to, or continuance in, the applicable office by the applicable individual is consistent with the interests of creditors and equity security holders and with public policy.

92. Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good-faith compromise and settlement of all Claims, Interests, and controversies resolved under the Plan and the entry of this Confirmation Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019, including the settlement of the Settled Issues.

93. Settlement with Ad Hoc Committee of Term Lenders. The Settlement Term Sheet Filed at Docket No. 344 is hereby approved pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the mutual compromises described therein, the Settlement Term Sheet, among other things, is: (a) an integral element of the Plan; (b) fair and equitable; (c) in the best interest of the Debtors’ Estates; (d) falls well above the lowest point in the range of reasonableness with respect to all potential and threatened litigation related to the Settlement Term Sheet; and (e) consistent with sections 105 and 1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code, Bankruptcy Rule 9019, and other applicable law. The Settlement Term Sheet is appropriate in light of the facts and circumstances, is in the best interests of, and confers material benefits on, the Debtors, the Debtors’ Estates, and the Holders of Claims and Interests. The Debtors or the Reorganized Debtors are authorized and ordered to implement and consummate the Settlement Term Sheet and are authorized to execute and deliver all necessary documents or agreements required to perform their obligations thereunder.

94. Assumption of Contracts and Leases. On the Effective Date, each Executory Contract and Unexpired Lease proposed to be assumed shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Court, under section 365 of the Bankruptcy Code and the payment of cures, if any, shall be paid in accordance with Article V.B of the Plan. Each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privilege, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable cure amount pursuant to Article V.C of the Plan shall result in the full release and satisfaction of any cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based on Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to this Confirmation Order, and for which any cure has been fully paid pursuant to Article V.C of the Plan shall be deemed disallowed and expunged as of the Effective Date without the need for any objections thereto or any further notice to or action, order, or approval of the Court.

95. Rejection of Contracts and Leases. Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts and Unexpired Leases, if any, must be Filed with the Court within the earliest to occur of thirty (30) days following (a) entry of an order approving the rejection of such Executory Contract or Unexpired Lease (including this Confirmation Order) or (b) notice of any rejection that occurs after the Confirmation Hearing. Any Claims arising from the rejection of an Executory Contract or Unexpired Leases that are not Filed within such time will be automatically Disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors or further notice to, or action, order, or approval of, the Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged notwithstanding anything in the Schedules or any Proof of Claim to the Contrary. Claims arising from the rejection of Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B.8 of the Plan.

96. Authorization to Consummate. The Debtors are authorized to consummate the Plan and Restructuring Transactions after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties pursuant to Article IX.C of the Plan) of the conditions precedent to Consummation set forth in Article IX of the Plan.

97. Release Exculpation, Discharge, and Injunction Provisions. The release, exculpation, discharge, and injunction provisions set forth in Article VIII of the Plan are approved and authorized in their entirety, and such provisions are effective and binding on all parties and Entities to the extent provided therein. For the avoidance of doubt, the following Persons are not Exculpated Parties or Released Parties under the Plan: (i) Jeff Hastings, a former Director, CEO, and President of the Debtors; (ii) Brent Whiteley, a former Director, CFO, and General Counsel of the Debtors; (iii) Brian Beatty, the Debtors’ former COO (and prior to that, CEO); (iv) Ryan Abney, the Debtors’ former Vice President – Finance; and (v) Michael Scott, the Debtors’ former Senior Vice President – Operations.

98. Books and Records. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, nothing in the Plan or this Confirmation Order shall affect the obligations of the Debtors, Reorganized Debtors, and/or any transferee or custodian to maintain all books and records that are subject to any governmental subpoena, document, preservation letter, or other investigative request for a period of four years after the Effective Date.

99. Certain Matters Concerning the SEC. Notwithstanding any provision herein to the contrary, no provision of the Plan, or this Confirmation Order, (i) releases any non-Debtor person or entity (including any Released Party) from any Claim or cause of action of the United

States Securities and Exchange Commission (the “SEC”); (ii) enjoins, limits, impairs, or delays the SEC from commencing or continuing any Claims, causes of action, proceedings, or investigations against any non-Debtor person or entity (including any Released Party) in any forum; or (iii) precludes the SEC from pursuing or enforcing any claim or causes of action against any of the Debtors that is not subject to discharge under section 1141(d) of the Bankruptcy Code. Nothing in this paragraph modifies any final judgment related to SAExploration Holdings, Inc. entered by the United States District Court for the Southern District of New York in Case No. 1:20-CV-8423 (PGG).

100. Certain Matters Concerning GTC. For the avoidance of doubt, the respective rights, interests, and obligations of the parties under the November 18, 2019 Secured Promissory Note and the November 18, 2019 Purchase Money Security Agreement by and between GTC and SAExploration, Inc. are Unimpaired and Reinstated as provided for under Article III of the Plan with respect to Class 2 Allowed Other Secured Claims. For the avoidance of doubt, nothing in the Plan or this Order prejudices or impairs GTC’s purchase money security interest (the “GTC Lien”) on the equipment subject to the Purchase Money Security Agreement, including the 30,000 single channel GCL system, as set forth in the Purchase Money Security Agreement and perfected by the related UCC Financing Statement (the “GTC Collateral”); the GTC Lien shall continue to attach to the GTC Collateral to the same extend, validity, and priority as existed prior to the Petition Date.

101. Matters Concerning Certain Texas Taxing Authorities. Notwithstanding any other provision of the Plan or this Confirmation Order, any Allowed Secured Tax Claims of the Texas Taxing Entities4 (the “Texas Taxing Entity Claims”), if any, should be classified in Class 3 —Secured Tax Claims. The Texas Taxing Entities shall be entitled to accrued interest, if any, to the extent permitted under sections 506 and 511 of the Bankruptcy Code and all parties’ rights with respect to any such claims for interest (including any claims for accrued pre- or postpetition interest) are reserved in accordance with the paragraphs below.

102. Subject to the Liens securing the Exit Facilities, the Texas Taxing Entities shall retain any valid liens to the extent that the Texas Taxing Entities are entitled to such liens under applicable non-bankruptcy law, against the applicable property of the Debtors until such time as they are paid in full. The Texas Taxing Entity Claims shall be paid in full in cash on the later of (a) ten business days after the later of (i) the Effective Date or (ii) the date that such Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practical, or (b) when due according to their terms. Any tax liabilities owed to the Texas Taxing Entities incurred by any Debtor after the Petition Date shall be paid by the Debtors in the ordinary course of business, subject to applicable non-bankruptcy laws including penalty and interest (if any), when due without further notice to or order of this Court. Nothing in the Plan or this Confirmation Order shall be deemed as an admission as to the validity of any lien or claim asserted by the Texas Taxing Entities, including any claim for pre- or postpetition interest. All parties’ rights with respect to such claims are reserved.

103. If the collateral securing an Allowed Claim of one or more of the Texas Taxing Entities is returned to a creditor that is junior to the Texas Taxing Entities, the Debtors shall first pay all ad valorem property taxes that are secured by the collateral. In the event that the Debtors abandon any property securing the Texas Taxing Entity Claims, the Debtors shall provide notice of such abandonment to the affected Texas Taxing Entities.

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The “Texas Taxing Entities” means (i) Spring Branch Independent School District; (ii) Brazoria County Tax Office; (iii) Fort Bend Independent School District; (iv) City of Houston; (v) Karnes County Tax Office; (vi) Karnes County ISD, (vii) Fort Bend Co. WCID #02; (viii) Fort Bend County; and (ix) Harris County.

104. To the extent the Texas Taxing Entities have valid liens entitled to priority over the Prepetition Liens (as defined in the Cash Collateral Orders) under applicable non-bankruptcy law, those liens shall not be primed or subordinated by any Exit Facilities approved by the Court in conjunction with the Confirmation of this Plan or otherwise. The Reorganized Debtors shall have ninety (90) days from the Governmental Bar Date to object to the Texas Taxing Entities’ claims; otherwise, said claims shall be deemed as an Allowed Claim in the amount of their last Filed Claim.

105. Certain Matters Concerning U.S. Specialty Insurance Company. Notwithstanding any other provisions of the Plan, this Confirmation Order, or any other order of the Court, on the Effective Date, all rights and obligations of any party, including U.S. Specialty Insurance Company (“USSIC”), related to the (i) bonds of any kind issued by USSIC and maintained in the ordinary course of business, (ii) payment and indemnity agreements between the Debtors and USSIC, (iii) USSIC’s collateral agreements governing collateral in connection with the Debtors’ bonds, including as applicable control agreements, trust agreements, deposit accounts, letters of credit and proceeds therefrom and/or (iv) ordinary course premium payments to USSIC for the Debtors’ bonds (collectively, the “USSIC Bond Program,” and the Debtors’ obligations arising therefrom, the “USSIC Bond Obligations”) shall continue in full force and effect according to their terms and applicable nonbankruptcy law and are not discharged, impaired, or released by the Plan. On the Effective Date, any valid liens, security interests and claims, arising under or granted pursuant to USSIC in connection with the USSIC Bond Program shall not be impaired, discharged, or released by any provision of the Plan, or this Confirmation

Order. Nothing in the Plan or this paragraph shall affect in any way USSIC’s rights against any non-debtor, or any non-debtor’s rights against USSIC under the USSIC Bond Program or with regard to the USSIC Bond Obligations. Notwithstanding anything to the contrary in this Confirmation Order, the Plan, or otherwise, the Debtors and USSIC reserve all rights and defenses with respect to any right, claim, interest, obligation and all documents related to the USSIC Bond Obligations.

106. Certain Matters Concerning the Securities Plaintiffs. Notwithstanding anything in the Plan to the contrary, including the releases and injunctions set forth in Article VIII thereof, nothing in the Plan or this Order shall preclude Amrit Kumar and Tony Tep (the “Securities Plaintiffs”), or any other person they shall designate, in their capacity as lead plaintiff(s) and/or representative plaintiff(s) in the consolidated securities putative class action on behalf of all persons who purchased or otherwise acquired the common stock of Debtor SAExploration Holdings, Inc., between March 15, 2016 and February 7, 2020 (the “Proposed Class”), entitled Bodin v. SAExploration Holdings, Inc., et al., No. 4:19-cv-03089 (S.D. Tex.), from pursuing any claims which have been or could have been asserted therein against Debtor SAExploration Holdings, Inc. solely to the extent of available insurance coverage and proceeds. For the avoidance of doubt, the Securities Plaintiffs and the Proposed Class shall not be entitled to any recovery from the Debtors under the Plan. In addition, nothing in the Plan shall be deemed to release, enjoin, bar, or otherwise impair the claims of the Securities Plaintiffs or the Proposed Class against any person or entity except the Debtors. Nothing in this paragraph modifies any settlement agreement (and any releases contained therein) approved by the United States District Court for the Southern District of Texas in Case No. 4:19-CV-03089, Kumar v. SAExploration Holdings, Inc.

107. Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Debtors or the Reorganized Debtors, as applicable, shall comply with all tax withholding and reporting requirements imposed on them by a Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Debtors or the Reorganized Debtors, as applicable, shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors or the Reorganized Debtors, as applicable, reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

108. Exemption from Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Entity) of property under the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security for any or all of the Exit Facilities; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instruments of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment to the fullest extent contemplated by section 1146(a) of the Bankruptcy Code, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation of any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

109. Documents, Mortgages, and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is authorized to accept any and all documents, mortgages, and instrument necessary or appropriate to effectuate, implement, or consummate the Plan, including the Restructuring Transactions, and this Confirmation Order.

110. Continued Effect of Stays and Injunctions. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Court that is in existence on the Confirmation Date shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

111. Administrative Claims Bar Date. Unless otherwise provided by the Plan, this Confirmation Order, any other applicable order of the Court, or agreed to by the Holder of an Allowed Administrative Claim and the Debtors, all requests for payment of Administrative Claims must be received by Epiq Corporate Restructuring, LLC no later than the Administrative Claims Bar Date as follows:

(a) by electronic submission through the interface available at https://dm.epiq11.com/SAExploration, or (b) if submitted through nonelectronic means, by U.S. Mail or other hand delivery system at the following address:

If by First-Class Mail:

SAExploration Holdings, Inc.

Claims Processing Center

c/o Epiq Corporate Restructuring, LLC

P.O. Box 4419

Beaverton, OR 97076-4419

If by Hand Delivery or Overnight Mail:

SAExploration Holdings, Inc.

Claims Processing Center

c/o Epiq Corporate Restructuring, LLC

10300 SW Allen Blvd.

Beaverton, OR 97005

112. Holders of Administrative Claims that are required to submit proofs of claim that do not do so by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors, or their respective property and such Administrative Claims shall be deemed discharged as of the Effective Date.

113. Debtors’ Actions Post-Confirmation Through the Effective Date. During the period from entry of this Confirmation Order through and until the Effective Date, each of the Debtors shall continue to operate its business as a debtor in possession, subject to the oversight of the Court as provided under the Bankruptcy Code, the Bankruptcy Rules, and this Confirmation Order and any order of the Court that is in full force and effect.

114. Nonseverability of Plan Provisions Upon Confirmation. Each provision of the Plan is: (a) valid and enforceable in accordance with its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent (and subject to such other consents and consultation rights set forth in the Plan and the Restructuring Support Agreement) in accordance with the terms set forth in the Plan and the Restructuring Support Agreement; and (c) nonseverable and mutually dependent.

115. Post-Confirmation Modifications. Without need for further order or authorization of the Court, the Debtors or the Reorganized Debtors, as applicable, are authorized and empowered to make any and all modifications to any and all documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan and the Restructuring Support Agreement, in each case, subject to any applicable consultation and approval rights and conditions set forth therein. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors and the Reorganized Debtors expressly reserve their respective rights prior to the Effective Date to revoke or withdraw, or to alter, amend, or modify materially the Plan with respect to such Debtor, one or more times after Confirmation, and, to the extent necessary, may initiate proceedings in the Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in such manner as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article X.A of the Plan.

116. All modifications or amendments to the Plan occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code, were properly noticed, and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

117. Applicable Non-bankruptcy Law. The provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be immediately enforceable notwithstanding any otherwise applicable non-bankruptcy law.

118. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the implementation or Consummation of the Plan, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan.

119. Exemption from Registration Requirements. To the fullest extent permitted by section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Equity as contemplated by the Plan shall be exempt from the registration requirements of section 4(a)(1) of the Securities Act and any other available exemption from registration under the Securities Act, as applicable. Subject to any restrictions in the New Organizational Documents, these Securities may be resold without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, subject to certain exceptions if the Holder is an “underwriter” with respect to such Securities, as such term is defined in section 1145(b) of the Bankruptcy Code or an affiliate of the Reorganized Debtors, as defined in Rule 144(a)(1) under the Securities Act. In addition, Securities that are exempt pursuant to section 1145 of the Bankruptcy Code generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

120. The New Equity underlying the Management Incentive Plan, the New Equity issued pursuant to the Rights Offering and the New Equity issued pursuant to the First Lien Exit Facility Put Option Premium shall be issued pursuant to an available exemption from registration under the Securities Act and other applicable law. The New Equity underlying the Management Incentive Plan shall be exempt from the registration requirements of the Securities Act pursuant to section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder (if available) and/or Rule 701 of the Securities Act, and will be “restricted securities” subject to resale restrictions under applicable securities laws, and may not be resold, exchanged, assigned or otherwise transferred except pursuant to registration, or an applicable exemption from registration, under the Securities Act and other applicable law, subject to any restrictions in the New Organizational Documents.

121. The New Equity issued pursuant to the Rights Offering and the New Equity issued pursuant to the First Lien Exit Facility Put Option Premium shall be exempt from the registration requirements of the Securities Act pursuant to section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder (if available) and will be “restricted securities” subject to resale restrictions under applicable securities laws, and may not be resold, exchanged, assigned or otherwise transferred except pursuant to registration, or an applicable exemption from registration, under the Securities Act and other applicable law, subject to any restrictions in the New Organizational Documents.

122. Notices of Confirmation and Effective Date. The Reorganized Debtors shall serve notice of entry of this Confirmation Order (the “Confirmation Order Notice”) in accordance with Bankruptcy Rules 2002 and 3020(c) on all Holders within ten (10) Business Days after the date of entry of this Confirmation Order or as soon as reasonably practicable thereafter. As soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall File a notice of the Effective Date and shall serve a copy of the same on the above-referenced parties. The notice of the Effective Date may be included in this Confirmation Order Notice, and, for the avoidance of doubt, this Confirmation Order Notice may be modified to include the notice of Effective Date. As soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall provide due and timely notice of the Administrative Claims Bar Date, which notice may be included in the notice of the Effective Date and/or Confirmation Order Notice. Notwithstanding the above, no notice of Confirmation or Consummation or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed notice of the Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors or Reorganized Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. The above-referenced notices are adequate under the particular circumstances of the Chapter 11 Cases and no other or further notice is necessary.

123. Failure of Consummation. The Plan shall not become effective unless and until the conditions set forth in Article IX.B of the Plan have been satisfied or waived pursuant to Article IX.C of the Plan. If the Effective Date does not occur, then: (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan will be null and void in all respects; (c) no distributions will be made; and (d) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims, Interests, or Causes of Action, (ii) prejudice in any manner the rights of any Debtor or any other Entity, or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

124. Termination of Restructuring Support Agreement. On the Effective Date, the Restructuring Support Agreement will terminate in accordance with Section 5 thereof.

125. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

126. References to and Omissions of Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Court that the Plan be confirmed in its entirety, except as expressly modified herein, and incorporated by this reference.

127. Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

128. Effect of Conflict. This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, then, solely to the extent of such inconsistency, the terms of this Confirmation Order govern and control.

129. Final Order. This Confirmation Order is a Final Order and the period in which an appeal must be filed shall commence upon the entry hereof.

130. Waiver of Stay. For good cause shown, the stay of this Confirmation Order provided by any Bankruptcy Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Court.

131. Retention of Jurisdiction. Except as set forth in the Plan or this Confirmation Order, the Court may properly, and upon the Effective Date shall retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, including the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the Court’s retention of jurisdiction shall not govern the enforcement of the Exit Facilities and the Exit Facility Documents executed in connection therewith. Rather, such enforcement shall be governed as set forth in the Exit Facility Documents, respectively.

Signed: December 10, 2020

/s/ MARVIN ISGUR
MARVIN ISGUR
UNITED STATES BANKRUPTCY JUDGE

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